LEHMAN BROTHERS HOLDINGS INC.



                          0.25% Notes Due May 27, 2008

               Performance Linked to a Basket of Two Stock Indices

Number R-1                                                      $35,000,000
ISIN US524908FR63                                         CUSIP 524908 FR 6

See Reverse for Certain Definitions

         THIS SECURITY (THIS "SECURITY") IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO SUCH DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO LEHMAN BROTHERS HOLDINGS INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         LEHMAN BROTHERS HOLDINGS INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company"), for value received, hereby promises to pay to Cede & Co. or its registered assigns, at the office or agency of the Company in the Borough of Manhattan, The City of New York, at Stated Maturity, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, for each $1,000 principal amount of the Securities represented hereby, an amount equal to (i) the greater of (a) $1,000 and (b) the Alternative Redemption Amount and (ii) accrued but unpaid interest through the Stated Maturity (the "Maturity Payment Amount"), and to pay interest computed on the basis of a 360-day year of twelve 30-day months, semi-annually on May 27 and November 27 of each year, commencing November 27, 2003, on said principal sum at said office or agency, in like coin or currency, at a rate per annum equal to 0.25% from May 27, 2003 or the most recent May 27 or November 27 on which interest has been paid or duly provided for.

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                                                                               2

         The interest so payable on any May 27 or November 27 shall, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Security is registered at the close of business on the 15th calendar day preceding the date on which interest is payable. Interest may, at the option of the Company, be paid by check mailed to the person entitled thereto at such person's address as it appears on the registry books of the Company.

         Any amount payable, at Stated Maturity or upon Redemption or Repurchase, hereon shall be paid only upon presentation and surrender of this Security.

         REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

         This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

         IN WITNESS WHEREOF, LEHMAN BROTHERS HOLDINGS INC. has caused this instrument to be signed by its Chairman of the Board, its Vice Chairman, its President, its Chief Financial Officer, one of its Vice Presidents or its Treasurer, by manual or facsimile signature under its corporate seal, attested by its Secretary or one of its Assistant Secretaries by manual or facsimile signature.

Dated:  May 27, 2003                             LEHMAN BROTHERS HOLDINGS INC.



                                                 By:   /s/ Oliver Budde
                                                 ------------------------------
                                                 Name:  Oliver Budde
                                                 Title: Vice President


                                                 Attest: /s/ Cindy Gregoire
                                                 -----------------------------
                                                 Name:  Cindy Gregoire
                                                 Title: Assistant Secretary


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:  May 27, 2003

CITIBANK, N.A.
  as Trustee

By:          /s/ Wafaa Orfy
         --------------------------------------------
         Name:  Wafaa Orfy
         Title: Authorized Signatory

                              (Reverse of Security)

         This Security is one of a duly authorized series of Securities of the Company designated as 0.25% Notes Due May 27, 2008, Performance Linked to a Basket of Two Stock Indices (herein called the "Securities"). The Company may, without the consent of the holders of the Securities, create and issue additional notes ranking equally with the Securities and otherwise similar in all respects so that such further notes shall be consolidated and form a single series with the Securities; provided that no additional notes can be issued if an Event of Default has occurred with respect to the Securities. This series of Securities is one of an indefinite number of series of debt securities of the Company, issued and to be issued under an indenture, dated as of September 1, 1987, as amended (herein called the "Indenture"), duly executed and delivered by the Company and Citibank N.A., as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities.

         The Securities are not redeemable prior to May 19, 2004. The Securities may be redeemed, at the option of the Company, as a whole or from time to time in part, on or after May 19, 2004 (the "Redemption"), and prior to the Stated Maturity, upon the notice referred to below, at a redemption price, for each $1,000 principal amount of the Securities redeemed, equal to (i) the greater of
(a) $1,000 and (b) the Alternative Redemption Amount and (ii) any accrued but unpaid interest through but excluding the Non-Delaying Event Redemption Date or, if a Delaying Event occurs, through but excluding the Delaying Event Redemption Date (the "Redemption Payment Amount").

         Notice of Redemption shall be given by mailing a notice to the Holders of such Redemption (the "Redemption Notice") in accordance with the Indenture. A Redemption shall occur on the Non-Delaying Event Redemption Date or, if a Delaying Event occurs, on the Delaying Event Redemption Date.

         The Securities shall be repayable at the option of the Holder thereof (the "Repurchase"), in whole or from time to time in part, at any time until eight Business Days prior to May 27, 2008, at a price for each $1,000 principal amount of the Securities repurchased, equal to (i) the Alternative Redemption Amount and (ii) any accrued but unpaid interest through but excluding the Non-Delaying Event Repurchase Date or, if a Delaying Event occurs, through the Delaying Event Repurchase Date (the "Repurchase Payment Amount"). In order for the Holder to be repaid, the Company must receive at the Corporate Trust Office of the Trustee (or at such other address of which the Company shall from time to time notify the Holders of the Securities) on any Business Day but no later than the eighth Business Day prior to May 27, 2008 (i) this Security with the form entitled "Option to Elect Repayment" set forth below duly completed or (ii) unless the Holder is The Depository Trust Company or its nominee or a successor securities depository or its nominee, a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers or a commercial bank or a trust company in the United States of America setting forth the name of the Holder of this Security, the principal amount of this Security, the portion of this Security to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Security, together with the form entitled "Option to Elect Repayment" set forth below duly completed, shall be received by the Company not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and this Security and form duly completed are received by the Company by such fifth Business Day. Any such election shall be irrevocable. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Security for repayment shall be determined by the Company, whose determination shall be final and binding. A Repurchase shall occur on the Non-Delaying Event Repurchase Date or, if a Delaying Event occurs, on the Delaying Event Repurchase Date.

         The Closing Level of the Basket used to calculate the Alternative Redemption Amount shall be determined by the Calculation Agent pursuant to the Calculation Agency Agreement.

         All percentages resulting from any calculation with respect to the Securities will be rounded at the Calculation Agent's discretion.

         The Trustee shall fully rely on the determination by the Calculation Agent of the Maturity Payment Amount and shall have no duty to make any such determination.

         This Security is not subject to any sinking fund.

         If an Event of Default with respect to the Securities shall occur and be continuing, the amounts payable on all of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture. The amount payable to the Holder hereof upon any acceleration permitted under the Indenture will be equal to the Maturity Payment Amount calculated as though the date of acceleration was the Stated Maturity and the date five Business Days prior thereto was the date for determining the Closing Level of the Basket.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of each series of Securities at the time Outstanding to be affected (each series voting as a class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to, or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities of all such series; provided, however, that no such supplemental indenture shall, among other things, (i) change the fixed maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, if any, or reduce any premium payable on redemption, or make the principal thereof, or premium, if any, or interest thereon, if any, payable in any coin or currency other than that hereinabove provided, without the consent of the holder of each Security so affected, or (ii) change the place of payment on any Security, or impair the right to institute suit for payment on any Security, or reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Security so affected. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of any series of Securities, the holders of a majority in aggregate principal amount of the Securities of such series Outstanding may on behalf of the holders of all the Securities of such series waive any past default or Event of Default under the Indenture with respect to such series and its consequences, except a default in the payment of interest, if any or the principal of, or premium if any, on any of the Securities of such series, or in the payment of any sinking fund installment or analogous obligation with respect to Securities of such series. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future holders and owners of this Security and any Securities which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Security or such other Securities.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal amount with respect to this Security.

         The Securities are issuable in denominations of $1,000 and any integral multiples of $1,000.

         The Company, the Trustee, and any agent of the Company or of the Trustee may deem and treat the registered holder (the "Holder") hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, and for all other purposes and neither the Company nor the Trustee nor any agent of the Company or of the Trustee shall be affected by any notice to the contrary. All such payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on this Security.

         No recourse for the payment of the principal of, premium, if any, or interest, if any, on this Security, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         The Company agrees, and by acceptance of beneficial ownership interest in the Securities each beneficial holder of the Securities will be deemed to have agreed, for United States federal income tax purposes, (i) to treat the Securities as indebtedness that is subject to Treas. Reg. Sec. 1.1275-4 (the "Contingent Payment Regulations") and (ii) to be bound by the Company's determination of the "comparable yield" and "projected payment schedule," within the meaning of the Contingent Payment Regulations, with respect to the Securities. The Company has determined the "comparable yield" to be 3.06% per annum, compounded semi-annually, and the "projected payment schedule" per $1,000 note to be $1.25 semi-annually and $1,151.83 due at Stated Maturity which includes the final interest payment.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the Corporate Trust Office or agency in a Place of Payment for this Security, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Securities of this series or of like tenor and of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         Set forth below are definitions of the terms used in this Security.

                  "AMEX" shall mean the American Stock Exchange LLC.

                  "Alternative Redemption Amount" shall mean the product of (a) $1,000 and (b) the Closing Level of the Basket on the relevant Payment Determination Date, divided by 128.061.

                  "Business Day", notwithstanding any provision in the Indenture, shall mean any day that is not a Saturday, a Sunday or a day on which the NYSE, Nasdaq or AMEX is not open for trading or banking institutions or trust companies in the City of New York are authorized or obligated by law or executive order to close.

                  "Calculation Agency Agreement" shall mean the Calculation Agency Agreement, dated as of May 27, 2003 between the Company and the Calculation Agent, as amended from time to time.

                  "Calculation Agent" shall mean the person that has entered into an agreement with the Company providing for, among other things, the determination of the Closing Level of the Basket and the Payment Amount, which term shall, unless the context otherwise requires, include its successors and assigns. The initial Calculation Agent shall be Lehman Brothers Inc.

                  "Calculation Day" shall mean (a) five Business Days prior to
(i) for payment at Stated Maturity, May 27, 2008 or (ii) for a payment upon a Repurchase, the Non-Delaying Event Repurchase Date or (b) for payment upon a Redemption, the date the Redemption Notice is given in accordance with the Indenture.

                  "Closing Level of the Basket", when used with respect to any Payment Determination Date, shall equal the sum of (a) the Ending Level of the Nasdaq Biotechnology Index multiplied by 0.109112 and (b) Ending Level of the Dow Jones U.S. Total Market Healthcare Index multiplied by 0.130129.

                  "Close of Trading" shall mean 4:00 p.m., New York City time.

                  "Company" shall have the meaning set forth on the face of this Security.

                  "Component Indices" shall mean the Nasdaq Biotechnology Index, as calculated by Nasdaq, and the Dow Jones U.S. Total Market Healthcare Index, as calculated by Dow Jones (each, a "Component Index").

                  "Delaying Event" shall mean a Market Disruption Event for a Component Index occurs on the relevant Calculation Day.

                  "Delaying Event Redemption Date" shall mean, if a Delaying Event occurs on the Calculation Day for a Redemption, the later of (a) the Non-Delaying Event Redemption Date and (b) five Business Days after the Payment Determination Date thereof.

                  "Delaying Event Repurchase Date" shall mean, if a Delaying Event occurs on the Calculation Day for a Repurchase, five Business Days after the Payment Determination Date thereof.

                 "Dow Jones" shall mean Dow Jones & Company, Inc.

                  "Ending Level" shall mean, with respect to a Component Index on any day, the last reported level of the Component Index, the Successor Index for the Component Index or any security which is a component of any such index, as the case may be, at the Close of Trading for such day, as reported by Nasdaq, Dow Jones, the publisher of the Successor Index or the primary exchange on which any such security then trades, as the case may be.

                  "Indenture" shall have the meaning set forth on the reverse of this Security.

                  "Market Disruption Event" with respect to a Component Index means any of the following events as determined by the Calculation Agent:

     (i) A suspension, absence or material limitation of trading in 20% of the underlying stocks which then comprise such Component Index or any Successor Index for such Component Index has occurred on that day, in each case, for more than two hours of trading or during the one-half hour period preceding the Close of Trading on the primary organized U.S. exchange or trading system on which such stocks are traded or, if such stocks are not listed or quoted in the United States, on the primary exchange, trading system or market for such stocks. Limitations on trading during significant market fluctuations imposed pursuant to NYSE Rule 80B or any applicable rule or regulation enacted or promulgated by the NYSE, any other exchange, trading system, or market, any other self regulatory organization or the Securities and Exchange Commission of similar scope or as a replacement for Rule 80B, may be considered material. Notwithstanding the first sentence of this paragraph, a Market Disruption Event for a security traded on a bulletin board means a suspension, absence or material limitation of trading of such security for more than two hours or during the one hour period preceding 4:00 p.m., New York City time.

(ii) A suspension, absence or material limitation has occurred on that day, in each case, for more than two hours of trading or during the one-half hour period preceding the Close of Trading in options contracts related to such Component Index or any Successor Index for such Component Index, whether by reason of movements in price exceeding levels permitted by an exchange, trading system or market on which such options contracts related to such Component Index or any Successor Index for such Component Index are traded or otherwise.

(iii) Information is unavailable on that date, through a recognized system of public dissemination of transaction information, for more than two hours of trading or during the one-half hour period preceding the Close of Trading, of accurate price, volume or related information in respect of 20% of the underlying stocks which then comprise the Component Index or any Successor Index for such Component Index or in respect of options contracts related to such Component Index or any Successor Index for such Component Index, in each case traded on any major U.S. exchange or trading system or, in the case of securities of a non-U.S. issuer, the primary non-U.S. exchange, trading system or market.

     (iv) It has become (i) impracticable for Lehman Brothers Holdings or its affiliates to (A) acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transactions or assets that Lehman Brothers Holdings deems necessary to hedge the equity price risk of entering into and performing its obligations with respect to the Securities or (B) realize, recover or remit the proceeds of any such transactions or assets or (ii) impossible for Lehman Brothers Holdings or its affiliates to perform any activities mentioned in (A) or (B) above or to borrow any assets in connection with hedging Lehman Brothers Holdings' obligations under the notes without any increase in costs above the anticipated costs of such borrowing.

                  For purposes of determining whether a Market Disruption Event has occurred:

(A) a limitation on the hours or number of days of trading shall not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, trading system or market;

(B) any suspension in trading in an option contract on a Component Index or any Successor Index for such Component Index by a major securities exchange, trading system or market by reason of (a) a price change violating limits set by such securities market, (b) an imbalance of orders relating to those contracts, or (c) a disparity in bid and ask quotes relating to those contracts, shall constitute a Market Disruption Event notwithstanding that the suspension or material limitation is less than two hours;

(C) a suspension or material limitation on an exchange, trading system or in a market shall include a suspension or material limitation of trading by one class of investors provided that the suspension continues for more than two hours of trading or during the last one-half hour period preceding the Close of Trading on the relevant exchange, trading system or market but shall not include any time when the relevant exchange, trading system or market is closed for trading as part of that exchange's, trading system's or market's regularly scheduled business hours; and

(D)           "Trading systems" include bulletin board services.

                  "Maturity Payment Amount shall have the meaning set forth on the face of this Security.

                  "Nasdaq" shall mean The Nasdaq Stock Market, Inc.

                  "NYSE" shall mean The New York Stock Exchange, Inc.

                  "Non-Delaying Event Redemption Date" shall mean the date set forth in the Redemption Notice, which date shall not be less than 30 nor more than 60 days after the date of the Redemption Notice.

                  "Non-Delaying Event Repurchase Date" shall mean the eighth Business Day following the Business Day on which the Company receives notice of a Repurchase from a Holder.

                  "Payment Amount" shall mean the Maturity Payment Amount, the Redemption Payment Amount or the Repurchase Payment Amount, as the case may be.

                  "Payment Determination Date" shall mean the relevant Calculation Day, unless a Delaying Event occurs with respect to such Payment Determination Date, in which case the first Business Day after the Calculation Day on which the Ending Levels of the Component Indices that have been subject to a Delaying Event have been determined.

                  "Redemption" shall mean the option of the Company to redeem, at any time on or after May 19, 2004, in whole or from time to time in part, the Securities.

                  "Redemption Notice" shall mean the notice of Redemption mailed to the Holders.

                  "Repurchase" shall mean the option of a beneficial holder to elect to require the Company to repurchase, at any time until eight Business Days prior to May 27, 2008, in whole or from time to time in part, such holder's Securities.

                   "Stated Maturity" shall mean May 27, 2008, or if a Delaying Event occurs, the fifth Business Day after the Payment Determination Date on which the Closing Level of the Basket has been determined.

                  "Successor Index" shall mean such substitute index as the Calculation Agent may select pursuant to the Calculation Agency Agreement upon discontinuance of a Component Index.

                  "Trustee" shall have the meaning set forth on the reverse of this Security.

         All terms used but not defined in this Security are used herein as defined in the Indenture or the Calculation Agency Agreement.

                            OPTION TO ELECT REPAYMENT

                  The undersigned hereby irrevocably requests and instructs the Company to repay the within Security (or portion thereof specified below) pursuant to its terms at a price equal to the Alternative Redemption Amount plus any accrued but unpaid interest.

                  For this Security to be repaid, the Company must receive at the office of the Trustee, located at its Corporate Trust Office (or at such other place or places of which the Company shall from time to time notify the holder of the within Security) on any Business Day but not later than the eighth Business Days prior to May 27, 2008 (i) this Security with this "Option to Elect Repayment" form duly completed, or (ii) unless the Holder is The Depository Trust Company or its nominee or a successor securities depository or its nominee, a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers or a commercial bank or a trust company in the United States of America setting forth the name of the holder of the within Security, the principal amount of the within Security, the portion of the within Security to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that the within Security with this "Option to Elect Repayment" form duly completed shall be received by the Company not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and the within Security and form duly completed are received by the Company by such fifth Business Day.

                  If less than the entire amount of the within Security is to be repaid, specify the portion thereof (which shall be an integral multiple of $1,000 unless the total principal amount of Securities held by the holder would be less than $1,000, in which case a holder cannot cause the Company to repay a portion of the entire amount held by such holder and the minimum denomination to be repaid shall be the total principal amount of Securities held by such holder) which the holder elects to have repaid: $ . A Security shall be issued to the holder in an amount equal to the portion not being repaid.

Dated:


                                                     NOTE: The Signature to this
                                                     Option to Elect Repayment
                                                     must correspond with the
                                                     name as written upon the
                                                     face of the within Security
                                                     in every particular without
                                                     alteration or enlargement
                                                     or any other change
                                                     whatsoever.

                         --------------------------------

                  The following abbreviations, when used in the inscription on the face of the within Security, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM -  as tenants in common             UNIF GIFT MIN ACT - __ Custodian___
                                                              (Cust)    (Minor)
TEN ENT -  as tenants by the entireties     under Uniform Gifts to Minors
JT TEN  -  as joint tenants with right of   Act _________________________
           Survivorship and not as                (State)
           tenants in common

    Additional abbreviations may also be used though not in the above list.

                   --------------------------------

    FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

--------------------------------

--------------------------------

-----------------------------------------------------------------------------
(Name and Address of Assignee, including zip code, must be printed or typewritten.)

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the within Security, and all rights thereunder, hereby irrevocably constituting and appointing

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to transfer the said Security on the books of the Company, with full power of substitution in the premises.

         Dated:

                                       ----------------------------------------

         NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Security in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:





---------------------------
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED MEDALLION SIGNATURE GUARANTEE PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.